                                                                HEI Exhibit 99.1


                  SIXTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.

     THIS SIXTH AMENDMENT TO TRUST AGREEMENT is made and entered into April 1, 1997, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, March 15, 1994, February 1, 1996, and April 1, 1996 (the "Trust Agreement"), for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor wish to further amend said Trust Agreement as provided in Section 13 thereunder; and

     WHEREAS, on April 1, 1997, the Sponsor wishes to add as investment options under the Plan, the Fidelity U.S. Equity Index Portfolio, MAS Value Portfolio, Neuberger & Berman Partners Trust, PBHG Emerging Growth Fund, Fidelity Freedom 2000 Fund, Fidelity Freedom 2010 Fund, Fidelity Freedom 2020 Fund, Fidelity Freedom 2030 Fund, and Fidelity Freedom Income Fund; and

     WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 7(c), to liquidate all participant balances held in Fidelity Asset Manager, Fidelity Asset Manager: Growth, and Fidelity Asset
Manager: Income on July 1, 1997, and to invest the proceeds in the ASB Money Market Account. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor, and

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1)  Amending Section 4(b) Available Investment Options by restating
                                ----------------------------
          subsections 4(b)(i) and 4(b)(iii), as follows:

          (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by registered investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds").

          (iii) a money market account sponsored by American Savings Bank, F.S.B. ("ASB MMA")

     (2)  Inserting a new Section 4(k), Non-Fidelity Mutual Funds, as follows:
                                        -------------------------

          All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operating Procedures attached hereto as Schedule "J".

     (3) Adding a Schedule "J", Operating Procedures for Non-Fidelity Mutual Funds as attached.

     (4)  Amending and restating Schedules "A" , "B", "C" and "I" as attached.

     (5) Amending Section 7(f) to read as follows and renumbering existing sections accordingly:

          (f) The Trustee agrees to indemnify and hold harmless the Sponsor for
          (i) any loss incurred by the Sponsor, a participant , or a beneficiary due to a trading error solely caused by the Trustee on any investment option included on Schedule A and (ii) any loss related to balance discrepancies between the participant balances maintained by Trustee and the balance maintained by any outside fund provider for any plan investment option included on Schedule A. The Trustee agrees to compensate the Sponsor, participant, or a beneficiary for the cost of any adjustments due to any such error.


IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


HAWAIIAN ELECTRIC                           FIDELITY MANAGEMENT TRUST COMPANY
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot   3/25/97         By: /s/ Susan T. Belekewicz  4/15/97
    -------------------------------             --------------------------------
                            Date                Vice President            Date
    Robert F. Mougeot
    Chairman


By: /s/ Constance H. Lau   3/25/97
    ------------------------------
                            Date

    Constance H. Lau
    Secretary and Member

                                 Schedule "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

     * Establishment and maintenance of Participant account and election percentages.

     *    Maintenance of the following plan investment options:

               - Fidelity Retirement Money Market Portfolio
               - ASB Money Market Account
               - HEI Common Stock Fund
               - Fidelity Puritan Fund
               - Fidelity Magellan Fund
               - Fidelity Asset Manager (to 6/30/97)
               - Fidelity Asset Manager: Growth  (to 6/30/97)
               - Fidelity Asset Manager: Income  (to 6/30/97)
               - Fidelity Overseas Fund
               - Fidelity Global Bond Fund
               - Fidelity Freedom 2000 Fund
               - Fidelity Freedom 2010 Fund
               - Fidelity Freedom 2020 Fund
               - Fidelity Freedom 2030 Fund
               - Fidelity Freedom Income Fund
               - Fidelity U.S. Equity Index Portfolio
               - MAS Value Portfolio
               - Neuberger & Berman Partners Trust
               - PBHG Emerging Growth Fund

     *    Maintenance of the following money classifications:

               - Salary Reduction
               - Participant Voluntary
               - Rollover
               - HEI Diversified Plan
               - Employer ASB
               - Employer Supplemental
               - IRA
               - Voluntary HEISOP
               - Employer HEISOP

     *    Processing of investment option trades.

     The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

     *    Weekly processing of contribution data and contributions
     * Processing of transfers and changes of future allocations via the telephone exchange system
     *    Daily processing of withdrawals


Other
-----

     *    Monthly trial balance
     *    Quarterly administrative reports
     *    Quarterly participant statements
     *    1099Rs and W-2Ps
     *    Participant Loans
     *    Periodic meetings with Sponsor
     * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor.


HAWAIIAN ELECTRIC                           FIDELITY MANAGEMENT TRUST COMPANY
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot   3/25/97         By: /s/ Susan T. Belekewicz  4/15/97
   --------------------------------             --------------------------------
                           Date                 Vice President            Date
   Robert F. Mougeot
   Chairman


By: /s/ Constance H. Lau   3/25/97
    ------------------------------
                            Date

    Constance H. Lau
    Secretary and Member

                                 Schedule "B"
                                 FEE SCHEDULE
                                 ------------

Recordkeeping Fees
------------------

* Annual Participation Fee             Fees will be billed quarterly and are
  (See below)                          subject to a $7,500.00** per year or
                                       $22.00 per participant per year
                                       minimum fee, whichever is greater.

* Plan Establishment Fee               $2,500.00

* Loan Fee                             Establishment fee of $35.00 per loan
                                       account; annual fee of $15.00 per
                                       loan account.

* Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

**   This fee will be imposed pro rata for each calendar quarter, or any part
                                                --------
thereof, that it remains necessary to keep a participant's account (s) as part of the Plan's records, e.g. vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through the calendar year-end for 1099R reporting.


Trustee Fees
------------

* To the extent that assets are invested in Fidelity Mutual Funds, 0.0125% per calendar quarter of the assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00

(Note: The Trustee reserves the right to review migration into Non-Fidelity Mutual Funds for potential impact on recordkeeping fees.)


HAWAIIAN ELECTRIC                           FIDELITY MANAGEMENT TRUST COMPANY
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot   3/25/97         By: /s/ Susan T. Belekewicz  4/15/97
   --------------------------------             --------------------------------
                           Date                 Vice President             Date
      Robert F. Mougeot
      Chairman


By: /s/ Constance H. Lau   3/25/97
    ------------------------------
                             Date

      Constance H. Lau
      Secretary and Member

                                 Schedule "C"

                              INVESTMENT OPTIONS
                              ------------------


     In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Asset Manager (to 6/30/97)
          - Fidelity Asset Manager: Growth  (to 6/30/97)
          - Fidelity Asset Manager: Income  (to 6/30/97)
          - Fidelity Overseas Fund
          - Fidelity Global Bond Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom Income Fund
          - Fidelity U.S. Equity Index Portfolio
          - MAS Value Portfolio
          - Neuberger & Berman Partners Trust
          - PBHG Emerging Growth Fund

     The investment option referred to in Section 4(c) and Section 4(d)(v)(B)(5) shall be the ASB Money Market Account.


HAWAIIAN ELECTRIC
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot   3/25/97
   --------------------------------
                             Date
      Robert F. Mougeot
      Chairman


By: /s/ Constance H. Lau   3/25/97
    ------------------------------
                             Date

      Constance H. Lau
      Secretary and Member

                                 Schedule "I"

           Operating Procedures Agreement -ASB Money Market Account
           --------------------------------------------------------

Based upon Fidelity Institutional Retirement Services Company's (Fidelity's) understanding of the American Savings Bank ("ASB") Money Market Account (the "Fund") which will be priced at $1.00, the operating procedures are as follows:

Pricing

ASB shall provide Fidelity with a change to the net asset value (NAV) and interest rate, in writing, via fax, at least fifteen calendar days prior to the effective date. A list of employee names, including signatures, that are authorized to initiate changes to the interest rate are attached hereto as
Exhibit I. If for any reason, ASB is unable to determine a current valuation, the last reported valuation of the Fund shall remain in effect. The valuations provided by ASB shall not be reviewed by Fidelity. Fidelity shall be responsible for accurately reflecting the NAV on the Fidelity Participant Recordkeeping System and participant statements.

Trade Instructions:

By 9:00 a.m. Eastern Time ("ET" ) each business day, Fidelity will provide to Hawaiian Electric Industries ("Sponsor"), via fax, a report of net activity that occurred in the Fund on the prior business day. The report will reflect the net dollar and share amounts of assets invested or withdrawn as of the end of the processing date.

Fidelity will fax the report to the Sponsor each day, regardless of processing activity. If for any reason Fidelity is unable to fax the report to the Sponsor, Fidelity will notify the Sponsor of this by 2:00 p.m. ET. Sponsor is responsible each business day, by 3:00 p.m. ET, for notifying Fidelity if the report has not been received.

Monetary Transfers:

For purposes of wire transfers, Fidelity will net purchase and redemption activity occurring on the same day. The monetary transfers between Fidelity and ASB will operate as follows:

 .    Based upon the cash value of the net redemption activity reported each day,
     ASB will initiate a wire transfer to Fidelity for receipt by no later than the close of business at the New York Federal Reserve Bank on the date the report of net activity is received by ASB. The mailing of participant distribution checks and investments into other investment options will occur upon receipt of the wire from ASB.

 .    Based upon the cash value of the net purchase activity reported each day,
     Fidelity will initiate a wire transfer to ASB for receipt by no later than the close of business at the New York Federal Reserve Bank on the business day after the transactions are processed on the Fidelity Participant Recordkeeping System

 .    Wires will be sent according to wire instructions listed below.

Fidelity and ASB will monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving party is responsible for notifying the sender of this problem by 3:00 p.m. ET the next day. The party in error shall be responsible for the amount of such wire, plus associated bank penalties.

Corporate Actions:

If applicable, Sponsor will notify Fidelity of any proxies and other corporate actions. If requested, Fidelity will provide Sponsor with participant balance and address information necessary for any proxy mailing or other corporate actions. Fidelity will not have any additional responsibilities relative to corporate actions.

Fidelity assumes no responsibility for any loss incurred due to inaccurate communications of corporate actions or failure to communicate corporate actions by Sponsor.

Reconciliation

Fidelity shall send a Monthly Trial Balance that summarizes activity in the Fund to the Sponsor within twenty (20) business days of each calendar month end. The Sponsor or ASB shall notify Fidelity of any discrepancies within twenty (20) business days of receipt. Additionally, ASB shall send Fidelity monthly fund statements no later than ten (10) business days after each calendar month end.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by ASB or the Sponsor.

Fidelity agrees to indemnify and hold harmless the Sponsor and ASB for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by Fidelity.

Indemnifications:

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

 .    Any loss incurred by Fidelity due to a pricing error caused by the Sponsor or ASB. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

 .    Any loss incurred by Fidelity due to the inaccurate communication of corporate actions by the Sponsor or ASB, or failure to communicate corporate actions by the Sponsor or ASB.

 .    Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by the Sponsor or ASB.

Fidelity agrees to indemnify and hold harmless Sponsor and ASB for the following:

 .    Any loss incurred by ASB, the Sponsor, a participant or a beneficiary due to a trading error caused by Fidelity. Fidelity also agrees to compensate the Sponsor, ASB, participant or a beneficiary for the cost of any adjustments to the Fund due to such error.

 .    Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by Fidelity.


Fidelity's Wire Transfer Instructions:

Bankers Trust of New York, NY
ABA Number:  021 001 033
Account Name:  FPRS Depository Account
Account Number:  001 63002
Beneficiary Reference:  Plan 02045

American Savings Bank's Wire Instructions:

Federal Home Loan Bank of Seattle
ABA Number: 125040880
Account Name:  American Savings Bank
Account Number:  8384-0012
Ref:  Hawaiian Electric Industries Retirement Savings Plan

The above procedure and conditions are hereby confirmed by all parties.

Fidelity Institutional Retirement           Hawaiian Electric Industries, Inc.
Services Company                            Pension Investment Committee


By: /s/ James M. McKinney                   By: /s/ Robert F. Mougeot
    ------------------------------              -------------------------------
                                                  Robert F. Mougeot
Title:  Senior Vice-President               Title: Chairman
      ----------------------------                -----------------------------
Date:   May 5th, 1997                       Date: 3/25/97
     -----------------------------               ------------------------------


American Savings Bank                       By: /s/ Constance H. Lau
                                                -------------------------------
                                                  Constance H. Lau
By: /s/ Wayne K. Minami                     Title: Secretary and Member
----------------------------------                -----------------------------
        Wayne K. Minami
Title: President
       ---------------------------          Date: 3/25/97
                                                 ------------------------------
Date: 3/25/97
     -----------------------------

                                                                       EXHIBIT 1


                                 SCHEDULE "I"


The following individuals are authorized to initiate changes to the daily interest rate for the ASB Money Market Account investment alternative.



/s/ Ralph Y. Nakatsuka
----------------------------------
Ralph Y. Nakatsuka, Executive Vice
President



/s/ Alvin N. Sakamoto
----------------------------------
Alvin N. Sakamoto, Vice President/
Controller



/s/ Elizabeth Kunishima
----------------------------------
Elizabeth Kunishima, Assistant Vice
President/Assistant Controller



/s/ Sharon Kanno
----------------------------------
Sharon Kanno, Assistant Controller

                                 Schedule "J"

              OPERATING PROCEDURES FOR NON-FIDELITY MUTUAL FUNDS
              --------------------------------------------------

        (Excluding HEI Common Stock Fund and ASB Money Marker Account)

  This schedule is part of an agreement between Fidelity Investments and non-Fidelity mutual fund vendors; Hawaiian Electric Industries is not a party to this agreement and thus is not obligated under its terms.
              Schedule J is included for informational purposes.

Pricing
-------
By 7:00 p.m. Eastern Time ("ET") each day the New York Stock Exchange is open for business ( a "Business Day") , the non-Fidelity mutual fund vendor ("Fund Vendor") will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the close of trading on the New York Stock Exchange ("Close of Trading"), (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by the Fund Vendor.

Trade Activity and Wire Transfers
---------------------------------

"Trade Date" refers to the Business Day on which FIIOC receives the instructions from the Plan Participant. Instructions received prior to 4:00 p.m ET on a Business Day will receive that Business Day's NAV. Instructions received after 4:00 p.m. ET will receive the NAV on the next Business Day.

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"),
                                                                    ----
FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirmation for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following the end of each calendar month end close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery
-------------------

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

Proxies
-------
Participants shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Non-Fidelity Mutual Funds credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Sponsor.

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

Participant Communications
--------------------------
The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this agreement.


Compensation
------------
FIIOC shall be entitled to fees as set forth in a separate agency agreement with the Fund Vendor.

Indemnification
---------------

The Fund Vendor shall be responsible for compensating participants and/or FIIOC in the event that losses occur as a result of (1) the Fund Vendor's failure to provide FIIOC with Price Information or (2) providing FIIOC with incorrect Price Information.